SUB-ITEM 77Q1(G)

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M, related to the August 8, 2014 transaction involving MFS New Discovery Series, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-195614), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2014, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M, related to the August 8, 2014 transaction involving MFS Utilities Series, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-195616), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2014, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M, related to the August 8, 2014 transaction involving MFS Value Series, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-195619), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2014, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.